[CYTOGEN LOGO]


COMPANY CONTACT:
Cytogen Corporation
Stacy Shearer
Investor Relations
(609) 750-8289
sshearer@cytogen.com


    CYTOGEN REPORTS RECORD PRODUCT REVENUES IN THE FIRST QUARTER OF 2004 AND
                  REAFFIRMS 2004 FULL YEAR FINANCIAL GUIDANCE

 Year-over-year growth from both QUADRAMET(TM) and PROSTASCINT(R) drives record product revenues for the quarter

PRINCETON, N.J., (MAY 4, 2004) -- Cytogen Corporation (Nasdaq: CYTO), a product-driven, oncology-focused biopharmaceutical company, today reported its consolidated financial results for the first quarter ended March 31, 2004.

Total revenues for the first quarter of 2004 were $3.6 million compared to $2.5 million in the first quarter of 2003, with product revenues increasing to a record $3.6 million from $1.9 million in the first quarter of 2003. Cytogen reported a net loss of $4.3 million or $0.33 per basic and diluted share for the first quarter of 2004 compared to a net loss of $2.0 million or $0.22 per basic and diluted share for the same period in 2003.

"We continue to aggressively pursue expanded use and new clinical applications for both QUADRAMET(TM) and PROSTASCINT(R), and are proud of the growth exhibited from these products over the prior year's first quarter," said Michael D. Becker, Cytogen's President and Chief Executive Officer. "We are also adding resources to enhance our sales and marketing infrastructure as evidenced by a greater than 50% increase in oncology field representatives since the August 2003 reacquisition of North and Latin America marketing rights to QUADRAMET and the recent addition of Tom Lytle as Senior Vice President of Sales and Marketing to oversee strategic sales and marketing initiatives for both existing and future oncology products, such as COMBIDEX(R). Finally, to further support all of these activities, we recently raised approximately $24 million in capital from recognized institutional investors."

Product Revenue

QUADRAMET

Sales of QUADRAMET (samarium Sm-153 lexidronam injection), a unique skeletal targeting therapeutic radiopharmaceutical for the relief of pain due to bone metastases arising from prostate, breast, multiple myeloma and other types of cancer, were $1.9 million for the first quarter of 2004.

Under a 1998 agreement, Berlex Laboratories had marketing rights for QUADRAMET in North and Latin America. Through July 31, 2003, Cytogen received and reported royalties on product sales made by Berlex. Such royalty revenue from sales of QUADRAMET during the first quarter of 2003 was $449,000.

On August 1, 2003, Cytogen reacquired these marketing rights from Berlex in exchange for an upfront cash payment of $8.0 million and royalties based on future sales of QUADRAMET. At that time, Cytogen began recording product revenue from the sales of QUADRAMET.

                            QUADRAMET REVENUE SUMMARY
                                 ($ in millions)

                  2003       2003        2003        2003        2004
                   Q1         Q2          Q3          Q4          Q1
Product Sales      n/a        n/a        $1.2        $1.6        $1.9
Royalties         $0.4       $0.5        $0.2         n/a         n/a
                  ----       ----        ----        ----        ----
TOTAL:            $0.4       $0.5        $1.4        $1.6        $1.9

PROSTASCINT

Sales of PROSTASCINT (capromab pendetide), the first and only commercial monoclonal antibody-based molecular imaging agent targeting prostate-specific membrane antigen, or PSMA, were $1.7 million in the first quarter of 2004 compared to $1.6 million in the first quarter of 2003.

During 2003, Cytogen collected and presented data to the Centers for Medicare & Medicaid Services (CMS) demonstrating the need for change in the relative value of PROSTASCINT for the hospital outpatient prospective payment system (HOPPS). A more appropriate higher PROSTASCINT reimbursement value was established for 2004 that the Company believes will help ensure that hospitals are not discouraged from providing Medicare beneficiaries access to this important and clinically useful molecular imaging procedure.

                           PROSTASCINT REVENUE SUMMARY
                                  ($ in millions)

                  2003        2003        2003        2003        2004
                   Q1          Q2          Q3          Q4          Q1
Product Sales     $1.6        $1.6        $1.5        $1.8        $1.7

Other product revenues

Other product revenues, consisting of brachytherapy products and NMP22(R) BLADDERCHEK(R) (nuclear matrix protein-22), a point-of-care, in vitro diagnostic test for bladder cancer developed by Matritech, Inc., were not significant in the first quarter of 2004 compared to $265,000 in the first quarter of 2003. As previously announced, Cytogen discontinued marketing brachytherapy products effective January 24, 2003. From November 2002 through December 31, 2003, Cytogen promoted NMP22 BLADDERCHEK primarily to urologists in the United States. After December 31, 2003, Cytogen has been selling NMP22 BLADDERCHEK exclusively to oncologists.

Costs and Expenses

Total operating expenses in the first quarter of 2004 were $7.9 million compared to $5.0 million in the first quarter of 2003. Operating expenses in 2004 reflect, among other items, QUADRAMET and PROSTASCINT manufacturing costs, royalties paid by Cytogen to Dow Chemical and Berlex Laboratories on our sales of QUADRAMET, and the amortization of the up-front payment to Berlex to reacquire QUADRAMET. The 2004 operating expenses also include increased selling and marketing expenses related to the expansion of the Company's sales force and marketing initiatives for the Company's existing oncology products. The 2004 and 2003 operating expenses also reflect costs associated with the PSMA Development Company LLC ("PDC"), a joint venture between Cytogen and Progenics Pharmaceuticals, Inc., for the development of in vivo immunotherapies targeting prostate specific membrane antigen (PSMA). Cytogen's share of the equity in the loss associated with PDC was $809,000 for the first quarter of 2004 compared to $880,000 in the first quarter of 2003.

Cash Position

Cytogen's cash, cash equivalents and short-term investments balance as of March 31, 2004 was $25.0 million compared to $30.2 million as of December 31, 2003. In April 2004, the Company received net proceeds of approximately $24.0 million in connection with a registered direct offering of 2,570,000 shares of its common stock.

Clinical Development Update

QUADRAMET is currently being evaluated alone, at higher doses, and in a series of combination therapy regimens in order to assess potential synergies with anti-tumor drugs, such as docetaxel, and other bone seeking agents, such as zoledronic acid, based on demonstrated clinical activity in hormone-refractory prostate cancer, multiple myeloma, osteosarcoma and other cancers. In addition to pain palliation, analyses of data from these investigational monotherapy and combination therapy studies demonstrate that QUADRAMET may have a broader role as an oncolytic agent in a variety of solid tumor and hematological malignancies, including acute lymphoblastic leukemia, acute myeloid leukemia, and myelodysplastic syndrome. New clinical studies are expected to begin throughout 2004 with a goal to identify the most promising QUADRAMET programs to advance. Data from several investigational studies has been accepted for dissemination at the upcoming American Society of Clinical Oncology (ASCO) Annual Meeting and additional publications and presentations are expected during 2004.

Year-to-date 2004 Highlights

- Thomas S. Lytle joined Cytogen as Senior Vice President of Sales and Marketing. Mr. Lytle will oversee strategic sales and marketing initiatives for Cytogen's existing and future oncology products.
- The Company received net proceeds of approximately $24.0 million in connection with a registered direct offering of 2,570,000 shares of its common stock.
- Clinical data demonstrating that overexpression of Prostate-Specific Membrane Antigen (PSMA) in primary prostate cancer not only correlates with other adverse traditional prognostic factors, but independently predicts disease recurrence was published in the journal Clinical Cancer Research (Volume 9, No. 17, pp. 6357-6362). Overexpression of PSMA in this study was determined by immunohistochemical staining using the same monoclonal antibody utilized in PROSTASCINT.
- Data derived from Cytogen's proprietary protein interaction technology was published in the journal Proteomics (Volume 4, No. 3, pp. 643-655) and positive results from a research collaboration between Cytogen and the Kimmel Cancer Institute at Thomas Jefferson University designed to identify novel interactions associated with Wwox, a tumor suppressor protein, was published in the Proceedings of the National Academy of Sciences of the United States (Volume 101, No. 13, pp. 4401-4406).

Financial Outlook for 2004

The Company reaffirms its previous issued financial guidance as follows:

-- Reflecting only QUADRAMET and PROSTASCINT, Cytogen expects an increase in 2004 full year product revenue of approximately 65% to 75% over its 2003 product revenue of $9.8 million;

-- In 2004, Cytogen expects an average gross margin of approximately 40%, which reflects QUADRAMET and PROSTASCINT manufacturing costs and royalties to Dow Chemical and Berlex Laboratories;

-- In 2004, Cytogen expects an increase in its full year total selling, general and administrative expenses of approximately 55 to 60% compared to the $11.6 million incurred in these areas in 2003 due primarily to sales force expansion and other marketing initiatives associated with the commercialization of the Company's existing and anticipated oncology products;

-- Cytogen expects an increase in 2004 full year research and development expenses of approximately 55% to 60% over its 2003 research and development expenses of $2.7 million due primarily to investigational studies relating to QUADRAMET; and

-- In 2004, Cytogen expects an increase in its share of the equity loss associated with the PDC joint venture of approximately 30% over its 2003 share of the equity loss of $3.5 million due primarily to third party manufacturing and development costs related to PDC's monoclonal antibody programs in preparation for initiation of human clinical trials.

The statements made in the foregoing paragraphs under the heading "Financial Outlook for 2004" are forward-looking statements, subject to the disclosure notice paragraph regarding forward-looking statements set forth below.

NOTE:

QUADRAMET is indicated for the relief of pain in patients with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide bone scan. This press release describes clinical applications that differ from that reported in the QUADRAMET package insert.

PROSTASCINT is indicated as a diagnostic imaging agent in newly diagnosed patients with biopsy-proven prostate cancer, thought to be clinically localized after standard diagnostic evaluation and who are thought to be at high risk for pelvic lymph node metastases. PROSTASCINT is also indicated as a diagnostic imaging agent in post-prostatectomy patients with a rising PSA and a negative or equivocal standard metastatic evaluation in whom there is a high clinical suspicion of occult metastatic disease. This press release describes clinical applications and imaging performance that differs from that reported in the PROSTASCINT package insert.

A copy of the full prescribing information for QUADRAMET, PROSTASCINT, and NMP22 BLADDERCHEK may be obtained in the U.S. from Cytogen Corporation by calling toll free 800-833-3533 or by visiting the web site at http://www.cytogen.com, which is not part of this press release.

About Cytogen Corporation

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company that develops and commercializes a balanced portfolio of oncology products that address the unmet medical needs of patients and the physicians that serve them. Cytogen directly markets QUADRAMET(TM) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and NMP22(R) BLADDERCHEK(R) (nuclear matrix protein-22) in the United States.
Cytogen has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10), an investigational molecular imaging agent consisting of lymphotropic superparamagnetic nanoparticles used in conjunction with magnetic resonance imaging to aid in the diagnosis of metastatic lymph nodes, which is under review by the U.S. Food and Drug Administration. Cytogen is also developing therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.


This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                      ###

                       CYTOGEN CORPORATION & SUBSIDIARIES
                (All amounts in thousands except per share data)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                         --------------------------
                                                            2004             2003
                                                         ---------        ---------
Revenues:
   Quadramet                                              $  1,854        $      -
   ProstaScint                                               1,727           1,620
   Other                                                         1             265
                                                          --------        --------
          Total Product Revenue                              3,582           1,885
                                                          --------        --------

   Royalty Revenue                                               -             449
   License and Contract Revenue                                 19             143
                                                          --------        --------
          Total Revenues                                     3,601           2,477
                                                          --------        --------

Operating Expenses:
   Cost of Product Related Revenue                           2,399             910
   Selling, General and Administrative                       3,755           2,378
   Research and Development                                    940             833
   Equity in Loss of Joint Venture                             809             880
                                                          --------        --------
          Total Operating Expenses                           7,903           5,001
                                                          --------        --------

Interest Income (Expense), Net                                  20             (11)
Income Tax Benefit                                               -            (584)
                                                          --------        --------
Net Loss                                                  $ (4,282)       $ (1,951)
                                                          ========        ========

Basic and Diluted Net Loss Per Share                      $  (0.33)       $  (0.22)
                                                          ========        ========

Weighted Average Common Shares Outstanding                  12,860           8,763
                                                          ========        ========


                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                         MARCH 31,     DECEMBER 31,
                                                           2004            2003
                                                        ----------     ------------
Assets:
   Cash, Cash Equivalents and Short-Term Investments      $24,986         $30,215
   Accounts Receivable, Net                                 1,257           1,445
   Inventories                                              1,575           1,887
   Property and Equipment, Net                                648             595
   Quadramet License Fee, Net                               7,546           7,720
   Other Assets                                             2,227           1,833
                                                          -------         -------
          Total Assets                                    $38,239         $43,695
                                                          =======         =======

Liabilities and Stockholders' Equity:
   Accounts Payable and Accrued Liabilities               $ 3,901         $ 5,125
   Other Current Liabilities                                   75              76
   Long-Term Liabilities                                    2,485           2,454
   Stockholders' Equity                                    31,778          36,040
                                                          -------         -------
          Total Liabilities and Stockholders' Equity      $38,239         $43,695
                                                          =======         =======
